UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 10, 2023

M-TRON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41391	46-0457944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL	32804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MPTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.         Results of Operations and Financial Condition.

The information contained in Item 7.01 is incorporated by reference into this Item 2.02.

Item 7.01.         Regulation FD Disclosure.

On August 10, 2023, M-Tron Industries, Inc. (the ”Company” or “MtronPTI”) issued a press release (the “Press Release”) announcing its earnings for the second quarter of 2023 and its participation in the Sidoti August 2023 Virtual Conference.

MtronPTI's CEO, Michael Ferrantino, President, Bill Drafts, and CFO, James Tivy will present and host one-on-one meetings with investors at the Sidoti August 2023 Virtual Investor Conference, taking place August 16-17, 2023.

The presentation will begin at 9:15 am Eastern Time (U.S. and Canada) on Thursday, August 17, 2023 and can be accessed live at the webinar link here:  https://sidoti.zoom.us/webinar/register/WN_lTxzti2-Q5mylcYDRrdMdg

MtronPTI will also host virtual one-on-ones with investors on Thursday, August 17, 2023. To register for the presentation or one-on-ones, please visit www.sidoti.com/events. Registration is free and you don't need to be a Sidoti client.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

99.1	Press Release dated August 10, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 10, 2023	M-TRON INDUSTRIES, INC.

	By:	/s/ James W. Tivy
		Name:	James W. Tivy
		Title:	Chief Financial Officer